Exhibit 3.1

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ALERUS FINANCIAL CORPORATION

(Original Certificate of Incorporation filed October 2, 1992;

First Amended and Restated Certificate of Incorporation filed May 31, 2006;

Second Amended and Restated Certificate of Incorporation filed May 15, 2014)

Alerus Financial Corporation, a corporation originally incorporated on October 2, 1992 under the name First National Corporation North Dakota and organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that this Third Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) set forth below has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

I

Name

The name of the Corporation is Alerus Financial Corporation.

II

Registered Office and Agent

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle and the name of its Delaware registered agent at such address shall be The Corporation Trust Company.

III

Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV

Authorized Capital

This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is thirty-two million (32,000,000) shares, thirty million (30,000,000) shares of which shall be Common Stock (the “Common Stock”) and two million (2,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one dollar ($1.00) per share and the Common Stock shall have a par value of one dollar ($1.00) per share. The designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock and the Common Stock that are fixed by this Certificate of Incorporation and the express grant of authority to the Board of Directors to fix by resolution or resolutions the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock that are not fixed by this Certificate of Incorporation are as follows and as elsewhere set forth herein:

1.                                           The Preferred Stock may be issued at any time or from time to time in any amount as Preferred Stock of one or more series, as hereinafter provided. Each share of any one series of Preferred Stock shall be identical in all respects except as to the date from which dividends thereon may be cumulative, each series of Preferred Stock shall be distinctly designated by letter or descriptive words, and all series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article IV. Shares of Preferred Stock shall be issued only as fully paid and nonassessable shares.

2.                                           Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time, without action by or approval of the stockholders, to issue the Preferred Stock as Preferred Stock of one or more series, to fix by resolution or resolutions providing for the issuance of shares of any series the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series so far as not inconsistent with the provisions of this Article IV applicable to all series of Preferred Stock, and to the full extent now or hereafter permitted by the laws of the State of Delaware, including the following:

(a)                                      the distinctive designation of such series and the number of shares that shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(b)                                      the rate or rates of dividends payable on shares of such series, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative on the shares of such series, the preferences, restrictions, limitations and conditions upon the payment of dividends, and the dates on which dividends, if declared, shall be payable;

(c)                                       whether shares of such series shall be redeemable and, if so, the terms and provisions of such redemption, including the date or dates upon or after which they shall be redeemable, the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and the manner of selecting shares for redemption;

(d)                                 the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

(e)                                  whether shares of such series shall have a purchase, retirement or sinking fund for the purchase, retirement or redemption of shares of such series and, if so, the terms and provisions thereof;

(f)                                   whether shares of such series shall have conversion privileges and, if so, the terms and provisions thereof, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(g)                                  whether shares of such series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms and provisions thereof; and

(h)                                 any other preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.

3.                                      The holders of the Preferred Stock of each series shall be entitled to receive such dividends, when and as declared by the Board of Directors, out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such resolution or resolutions. Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of Section 2 of this Article IV, the Board of Directors may declare, out of funds legally available therefor, dividends upon the then-outstanding shares of Common Stock, and shares of Preferred Stock of any series shall not be entitled to participate therein.

4.                                      In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock of each series shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of the Common Stock, the amount per share provided by the Board of Directors pursuant to Section 2 of this Article IV, which may include an amount equal to any cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, unless otherwise provided by the Board of Directors pursuant to Section 2 of this Article IV, the holders of shares of Preferred Stock of all series shall participate ratably in any distribution of assets according to the respective amount that would be payable in respect to the shares of Preferred Stock held by them upon such distribution if all amounts payable in respect of the Preferred Stock of all series were paid in full. Except as otherwise provided by the Board of Directors pursuant to Section 2 of this Article IV, neither a statutory merger nor consolidation of the Corporation into or with any other corporation, nor a statutory merger or consolidation of any other corporation, into or with the Corporation, nor a sale, transfer or exchange or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

5.                                      The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock of any series at the price or prices and on the terms and conditions provided in the resolution or resolutions of the Board of Directors providing for the issuance of such series.

6.                                      Anything herein or in any resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock to the contrary notwithstanding, the rights of holders of all classes and series of capital stock of the Corporation in respect of dividends and purchase, retirement or sinking funds, if any, shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as the Board of Directors shall deem to be necessary or advisable for working capital, for expansion of the Corporation’s business (including the acquisition of real and personal property for that purpose) and for any other purpose of the Corporation.

7.                                      Except as otherwise provided by law or by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the vote of the holders of all or any portion of any class or series of capital stock, as a class or series, shall not be required for any action to be taken or authorized by the stockholders of the Corporation, including any amendment of this Certificate of Incorporation. Without limiting the foregoing, the number of authorized shares of Common Stock or any series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, without regard for the provisions of Section 242(b) of the General Corporation Law of the State of Delaware. Except as otherwise provided by law or by this Certificate of Incorporation, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

8.                                      Except as otherwise provided by law or by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock or by the instrument governing the security, obligation, warrant, option or right, no holder of shares of any class or series of capital stock of the Corporation or of any security or obligation convertible into, or of any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of capital stock of the Corporation or any security or obligation convertible into, or any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized.

9.                                      Authority is hereby expressly granted to and vested in the Board of Directors at any time and from time to time, without action by or approval of the stockholders, to declare, create and issue, with respect to shares of any class or series of capital stock of the Corporation, dividends or distributions in, or options or rights to acquire, shares of any class or series of capital stock of the Corporation, or other securities, and to fix by resolution or resolutions providing for the declaration, creation and issuance of any such dividend, distribution, option or right the terms, provisions, rights, qualifications, limitations or restrictions thereof so far as not inconsistent with the provisions of this Article IV, and to the full extent now or hereafter permitted by the laws of the State of Delaware, including (a) provisions for the adjustment thereof upon an acquisition of shares, reorganization, merger, consolidation, sale of assets, business combination or other event, and (b) provisions that prevent the holder of a specified percentage of outstanding shares of any class or series of capital stock of the Corporation, including transferees of such holder, from exercising rights thereunder.

V

Management of the Corporation

The following provisions shall govern the management of the business and the conduct of the affairs of the Corporation and shall define, limit and regulate the rights and powers of the Corporation and of the Board of Directors and stockholders:

1.                                           Number of Directors. The board of directors of the Corporation shall consist of a maximum of twelve (12) persons and a minimum of five (5) persons.

2.                                           Election of Directors by Written Ballot. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

3.                                           Removal of Directors. A director of the Corporation may be removed during his or her term of office, with or without cause, by the affirmative vote of a majority of the outstanding shares of stock of the Corporation then entitled to vote at an election of directors.

4.                                           Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by the director as a director; provided, however, that this Section 4 shall not eliminate or limit the liability of a director to the extent provided by applicable law (a) for any breach of the duty of loyalty of the director to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any unlawful action under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 4 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal. If the laws of the State of Delaware are hereafter changed to permit further elimination or limitation of the liability of directors, then the liability of each director of the Corporation shall thereupon be eliminated or limited to the fullest extent then permitted by law.

5.                                           Amendment of Bylaws. The Board of Directors shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation. The Board of Directors may so adopt or change the Bylaws upon the affirmative vote of the number of directors which shall constitute, under the provisions of the Bylaws, the action of the Board of Directors.

6.                                           Votes Required to Approve Hostile Acquisition. In the event that more than twenty-five percent (25%) of the Board of Directors of the Corporation recommends against a Corporation stockholder vote in favor of (1) a merger or consolidation of the Corporation with, or (2) a sale, exchange or lease of all or substantially all of the assets of the Corporation to, any person or entity, then the affirmative vote of the holders of not less than seventy-five (75%) of the outstanding voting stock of the Corporation will be required to approve such transaction. For purposes of this provision, substantially all of the assets shall mean assets having a fair market value or book value, whichever is greater, twenty- five percent (25%) or more of the total assets as reflected on a balance sheet of the Corporation as of a date not earlier than 45 days prior to any acquisition of such assets.

VI

Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the Bylaws of the Corporation; or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VI.

VII

Indemnification

Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the General Corporation Law of the State of Delaware, subject to the limits of applicable federal banking laws and regulations.

Each person who is or was an employee or agent of the Corporation or who serves or served at the request of the Corporation as a director, officer, employee or agent of another corporation, bank, partnership, joint venture, trust or other enterprise may be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the General Corporation Law of the State of Delaware, subject to the limits of applicable federal banking laws and regulations.

No amendment to or repeal of this Article VII shall apply to or have any effect on the rights of any individual referred to in this Article VII for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

VIII

Amendment of Certificate of Incorporation

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or any other provision of this Certificate of Incorporation, and any rights conferred upon a stockholder herein are granted subject to this reservation.

*        *        *        *

IN WITNESS WHEREOF, Alerus Financial Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 15th day of May, 2019.

Alerus Financial Corporation

By:	/s/ Randy L. Newman
Randy L. Newman